SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 7, 1997


                            THE PROFIT RECOVERY GROUP
                               INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number 0-28000


              Georgia                                     58-2213805
  (State or other jurisdiction of              (IRS Employer Identification No.)
          incorporation)




        2300 Windy Ridge Parkway
             Suite 100 North
            Atlanta, Georgia                                 30339-8426
(Address of principal executive offices)                     (Zip Code)




     Registrant's telephone number including area code
                                 (770) 955-3815





     (Former name or former address, if changed since last report)
                                      N/A



481577.3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 7, 1997, The Profit Recovery Group International Group, Inc., a Georgia corporation (the "Company"), and its wholly owned subsidiary, PRG France S.A. ("PRG France"), acquired all of the outstanding capital stock of Financiere Alma S.A., a French company, and substantially all of the outstanding capital stock (98.3%) of Alma Intervention S.A., a French company, together with all of the equity interests of the wholly-owned subsidiaries of Alma Intervention, S.A. (collectively, "Alma"), pursuant to the terms of Share Purchase Agreements dated October 7, 1997 by and among the Company, PRG France and the equity holders of Alma. Alma is a recovery audit firm specializing in identifying and recovering various French tax overpayments.

     Pursuant to the Share Purchase Agreements, the total aggregate consideration paid to the former equity holders of Alma consisted of $24.6 million in cash and 858,827 unregistered shares of the Company's Common Stock. The consideration given to acquire the outstanding equity interests of Alma was determined as a result of arm's length negotiations among unrelated parties, and the acquisition will be accounted for using the purchase method of accounting.

     The description of the acquisition contained herein is qualified in its entirety by reference to the Agreements dated as of October 7, 1997 by and among the Company and the equity holders of Alma attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by
Item 7(a) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than December 22, 1997.

         (b)      Pro Forma Financial Information.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than December 22, 1997.



481577.3

         (c)      Exhibits.

Exhibit
Number                             Description

2.1(a)* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and certain individual Stockholders of Alma Intervention S.A.

2.1(b)* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and certain individual Stockholders of Alma Intervention S.A.

2.2* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and Epargne Capitalisation Intermediaire and Epargne Developpement.

2.3* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and Sophie Davet.

2.4* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and Marc Eisenberg and Eric Eisenberg.

2.5* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and Banque Internationale a Luxembourg S.A. for share capital of Financiere Alma S.A. and Alma Intervention S.A.

2.6* Share Purchase Agreement dated as of October 7, 1997 among the Company, PRG France and Banque Internationale a Luxembourg S.A. for share capital of Alma Intervention S.A.

2.7* Warranty Agreement dated as of October 7, 1997 among the Company, PRG France, Marc Eisenberg and Eric Eisenberg.

2.8* Indemnity Escrow and Stock Pledge Agreement dated as of October 7, 1997 among the Company, PRG France, Marc Eisenberg, Eric Eisenberg, Banque Internationale a Luxembourg S.A. and Arnall Golden & Gregory, LLP.

____________________

     * In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is contained at the end of the Exhibit. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On October 7, 1997, in connection with the acquisition of substantially all of the outstanding capital stock of Alma, the Company issued 858,827 shares of its Common Stock to the former stockholders of Alma as part of the consideration of the acquisition price. The shares were sold outside the United States in reliance on multiple exemptions from registration including, without limitation, Regulation S under the Securities Act of 1933, as amended.



481577.3

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE PROFIT RECOVERY GROUP
                                         INTERNATIONAL, INC.



Date:  October 22, 1997               By: /s/ Donald E. Ellis, Jr.
                                            _______________________________
                                            Donald E. Ellis, Jr., Senior
                                            Vice President, Chief Financial
                                            Officer and Treasurer